                                                                    EXHIBIT 21.1


                               FRESH AMERICA CORP.
                         LIST OF SUBSIDIARY CORPORATIONS

                                December 28, 2001



         Subsidiary                                      State of Incorporation
         ----------                                      -----------------------


         Francisco Acquisition Corp.                             Texas

         Fresh America Arizona, Inc.                             Texas

         Fresh America Florida, Inc.                             Texas

         Allied-Perricone, Inc., formerly known as
         Sam Perricone Citrus Company                            California

         1277649 Ontario Limited                                 Ontario, Canada

         Ontario Tree Fruits Limited                             Ontario, Canada

         Sarfog, Inc.                                            New Jersey

         Fosar, Inc.                                             New Jersey

         Trio Importing (No. 2) Company, Ltd.                    Ontario, Canada